UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2012

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangement of Vice Chairman

On March 9, 2012, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of IAC/InterActiveCorp (the “Registrant” or “IAC”) approved an amended and restated employment arrangement for Victor A. Kaufman, Vice Chairman of IAC.

This arrangement provides for a scheduled term of one year from the date on which Mr. Kaufman executes a related employment agreement (the “Effective Date”) and provides for automatic renewals for successive one year terms absent written notice from IAC or Mr. Kaufman ninety days prior to the expiration of the then current term.  Mr. Kaufman will continue to serve as Vice Chairman and as a member of the Office of the Chairman of IAC.  In addition, he shall provide special advisory services as may be requested by IAC’s Chairman or Chief Executive Officer and engage in such other projects and activities as he and IAC’s Chairman may agree from time to time.

During the term, Mr. Kaufman will be eligible to receive an annual base salary of $100,000.  In addition, on the Effective Date, Mr. Kaufman will receive a grant of IAC restricted stock units (“RSUs”) with a dollar value of $350,000, which RSUs shall vest in three equal installments on the first, second and third anniversaries of the Effective Date.  Thereafter, during the term, Mr. Kaufman shall be eligible to receive equity awards and such other employee benefits as may be reasonably determined by the Committee, following consultation with IAC’s Chairman.

Upon certain qualifying terminations of Mr. Kaufman’s employment or the timely delivery of a non-renewal notice by IAC, all IAC equity awards held by Mr. Kaufman that would have otherwise vested during the one year period following the relevant event shall vest as of the date of such event.  In addition, following the termination of Mr. Kaufman’s employment, all vested and outstanding IAC stock options held by Mr. Kaufman shall remain exercisable for eighteen months from the date of such termination or, if earlier, through the expiration date of such options.  In addition, notwithstanding any termination of Mr. Kaufman’s employment with IAC, so long as Mr. Kaufman continues to serve on the Board of Directors of IAC, any IAC equity awards held by Mr. Kaufman shall continue to vest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Senior Vice President,
General Counsel and Secretary

Date: March 15, 2012